Exhibit 99.1

Enjoy Technology Announces Fourth Quarter and Full Year 2021 Financial Results

2021 was a challenging and energizing year for Enjoy. We navigated another year of COVID, began life as a public company and, most importantly, we cemented a strong foundation that we believe will propel Enjoy into 2022 and beyond. We see ourselves as operating at the forefront of the next frontier of commerce – the home – and have aimed to build capabilities to help our partners and customers win at home.

A glance at Fourth Quarter and Full Year 2021 and an update on 2022:

•	Q4 Revenue was up over 23% year-over-year and 19% compared to Q3 2021 despite inventory challenges. Full-year revenue of $81 million increased 34% year-over-year

•	Enjoy is now officially utilizing our Smart Last Mile™ in North America, powering at-home experiences and deliveries through a single, omni-channel solution

•	Enjoy strengthened and expanded strategic partnerships with key partners, including expanding our partnership with Apple from three markets to 14, and

•	Enjoy increased Mobile Store capacity during the year, achieving an average of 770 daily Mobile Stores in Q4 and exiting the year with an 859 daily December Mobile Store average.

A Letter from our CEO

Dear fellow employees, partners and security holders,

Since we began our business eight years ago, we have consistently invested in our people and technology to build a company we believe is positioned for long-term success. We raised and have invested significant capital from investors who shared our vision to pursue a multi-decade opportunity to transform how the world purchases technology.

At Enjoy, we believe we are pioneering the next big channel for retail, which we call Commerce at Home. Our founding goal was to bring the very best of the in-store retail experience directly to customers in the comfort and convenience of their homes. And today we have accomplished our goal. We believe we bring a new gold standard of the entire retail experience to customers quickly and efficiently, and our Net Promoter Score validates the value of the experience we have created.

When we launched, we made the strategic business decision to begin our journey by operating mobile retail stores for some of the world’s most admired companies, like AT&T and Apple. I am incredibly proud of the deep partnerships we have formed with these companies and believe our business model is uniquely positioned to help them flourish in the decades ahead.

We have learned a lot over the past two years navigating the global health crisis as the COVID-19 pandemic forced us to adapt how we live, work and play. I have been incredibly impressed and am extremely grateful for how the Enjoy team has responded with unmatched determination, focus, optimism and a renewed passion for the work that we do and the experiences that we deliver.

We believe that the habits and trends that arose during the COVID-19 pandemic are here to stay and we can stay one step ahead with strategic investment into initiatives and technologies that prepare us to continue to scale.

2021 in Review

We finished 2021 with progress on many fronts. We strengthened our partner relationships, successfully launched the Smart Last Mile™ and deepened core fundamentals – our operating excellence, our bench of talent and our proprietary technology. We believe our disruptive business model sits at the intersection of significant industry-wide trends in retail, logistics, and technology, setting the stage for significant scale and future growth.

Despite the continued challenges of the COVID-19 pandemic and significant disruptions in the supply chain that materially impacted the second half of the year, Enjoy generated global revenue of $81 million for full year 2021, an increase of 34% year over year.

In North America, our portfolio of at-home retail experiences is powered by the Smart Last Mile™ – a comprehensive platform that provides partners with a single, omni-channel last mile go to market solution. We intend this platform to deliver products quickly and efficiently to the door or through the door with trusted at-home experiences that drive incremental revenue and extraordinary customer satisfaction. We believe that our partners view differentiating the last mile as a critical priority and that we have moved our partners years ahead of their competitors.

We expanded our relationships with partners during 2021 and those relationships are continuing to deepen. We have new initiatives with our partners that we expect to more than double the number of consumers served during 2022. We also expanded our partnership with Apple during 2021 and expect to continue to do so in 2022.

We increased the number of Mobile Stores we operate as the year progressed, achieving a global average store count of 859 in December. Despite a challenging labor market, we exceeded our hiring goals. We believe the quality of the team members added has been exceptional and they are committed to careers with Enjoy. We continue to hire full-time employees to assure top quality experiences versus taking the short cut and hiring independent contractors. We expect that the expanded network of Mobile Stores and Experts will position us for growth in 2022. We are playing the long game and intend to stay ahead of opportunities to maximize our first mover advantage.

Fourth Quarter Results

During the fourth quarter, we were challenged with low inventory levels of the newest Apple products launched at the end of the third quarter. Fourth quarter global revenue was $22 million, an increase of 23% year-over-year, which is at the lower end of our guidance range that had assumed no material improvement in product availability in the fourth quarter.

We continued to invest in Mobile Store capacity as we expected that inventory pressures would be transitory and are pleased to report that inventory access has improved during the current quarter. We believe that the strategic decision to substantially increase our Mobile Store capacity during the fourth quarter impacted profitability but will allow us to meaningfully grow revenue during the year ahead.

North American revenues reflect the expansion of Enjoy’s key partnerships with AT&T, Apple and Rogers both in existing and new markets.

We scaled our Smart Last Mile™ to all U.S. markets. Enjoy is leveraging its existing network to expand our offerings and reach more consumers through delivery nationwide.

During Q4, we operated 770 daily Mobile Stores on average as compared to 633 in Q4 2020. This growth was driven by our North American market where we averaged 650 daily Mobile Stores for the quarter, an increase of 198 over the prior year period.

We launched strategic initiatives, including technology changes, which we expect should mitigate future inventory challenges. Most importantly, we expect to have the ability to take future orders without possessing inventory in time for the Fall 2022 new product introductions.

Looking back, it would have been an advantage to have this capability in place given the challenges in Q4, but because we consider ourselves a high-growth company, and category pioneer, we continue to learn and gather insights from the challenges we face to improve our execution. With inventory headed in the right direction, exciting new capabilities ramping up, and partners opening up new opportunities for Enjoy, we are planning for both additional Mobile Store capacity and market expansions during the year ahead.

Buckle Up. 2022 looks to be a year of Growth

We could not be more excited as we complete our first quarter of 2022 and as we are increasingly integrated and integral to our partner’s last mile. Given the opportunities we are pursuing, we anticipate revenue growth to accelerate as the year progresses. We expect full-year 2022 revenues to be between $160 million and $200 million. We also expect to achieve Mobile Store profitability.

I believe deeply in what we do at Enjoy and the benefits that our business model bring our partners and their customers is truly remarkable. Creating a disruptive new channel for commerce has been the thrill of a lifetime for me personally.

For our partners, our Smart Last Mile™ platform offers a competitive advantage and differentiated last mile solution that we do not see in any other quick commerce service in the market today. For their customers, we provide the best of the store in the comfort of the home. Now more than ever, customers value speed, convenience and experience – and Enjoy is able to provide exactly that.

As we look ahead to the rest of 2022 and beyond, I want to thank each one of you for your commitment and support. It is my great honor and privilege to lead Enjoy through its next chapter of growth, and I can’t wait for all that’s to come.

Thank you.

Ron Johnson

Chief Executive Officer

Fourth Quarter and Twelve Months 2021 Consolidated Summary of Key Performance Metrics (Unaudited)

(Dollars in thousands except Daily Mobile Stores amounts)	Year Ended December 31, 2021	Change vs. Year Ended December 31, 2020		Three Months Ended December 31, 2021	Change vs. Three Months Ended December 31, 2020
Total Revenue	$80,998	34.3%		$22,200	22.6%
North America	$68,460	46.9%		$19,548	41.0%
Europe	$12,538	(8.7)%		$2,652	(37.5)%

Daily Mobile Stores	633	36.7%		770	21.7%
North America	496	48.5%		650	43.8%
Europe	137	6.2%		120	(33.7)%

Daily Revenue Per Mobile Store*	$351	(1.4)%		$313	0.6%
North America	$378	(1.0)%		$327	(1.8)%
Europe	$251	(13.1)%		$240	(5.9)%

Mobile Store Profit/(Loss)	$(31,912)	(176.3)%		$(13,661)	(132.1)%
Mobile Store Margin	(39.4)%	(20.3	)pp	(61.5)%	(29.0	)pp

Net Income/(Loss)	$(220,609)	(39.8)%		$(70,812)	9.6%
Adjusted EBITDA	$(166,510)	(56.3)%		$(54,200)	(68.6)%

*	2020 mobile store results are not directly comparable to 2021, as interim fee structures from several of Enjoy’s business partners were in place during a period of substantial retail store closures.

Daily Mobile Store Count Summary (Unaudited)

	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021
Quarterly Average	409	351	458	633	580	588	592	770
North America	291	274	316	452	428	438	466	650
Europe	118	77	142	181	152	150	126	120

Last Month of the Quarter Average	337	393	511	695	590	595	603	859
North America	242	287	361	498	438	453	477	732
Europe	95	106	150	197	152	142	126	127

Key Performance Metrics

Management regularly reviews several metrics, including the following key metrics as noted in the table above, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions. The reasons we believe these key performance metrics are useful to investors are provided below.

Daily Mobile Stores: Daily Mobile Stores represent the number of Mobile Stores we operate on a given day. This is calculated by dividing the total number of visit-serving Expert shifts in a given reporting period by the number of calendar days in that period. A visit-serving Expert shift is defined as an Expert that is scheduled to serve consumers on a given day. We believe this is the primary measure of scale and growth of our retail footprint.

Daily Revenue Per Mobile Store: Daily Revenue Per Mobile Store is defined as the average daily revenue generated per Daily Mobile Store. This metric is calculated by dividing the revenue generated in a given reporting period by the product of Daily Mobile Stores and the number of days in that given reporting period. We believe growth in Daily Revenue Per Mobile Store is a key driver for increasing the Company’s profitability.

Mobile Store Profit (Loss) and Mobile Store Margin: Mobile Store Profit (Loss) is a measure prepared in accordance with GAAP and is defined as revenue less cost of revenue. Mobile Store Margin is Mobile Store Profit (Loss) as a percentage of revenue. We view this metric as an important measure of business performance as it captures Mobile Store profitability and provides comparability across reporting periods.

About Enjoy Technology

Enjoy Technology, Inc. (Nasdaq: ENJY) is a technology-powered platform reinventing “Commerce at Home” to bring the best of the store directly to the customer. Enjoy has formed multi-year commercial relationships with some of the world’s leading consumer brands to bring the products, services and subscriptions their customers love through the door directly in the comfort and convenience of their homes. Co-founded by former Apple executive Ron Johnson, Enjoy has pioneered a new retail experience that can do everything a traditional retail experience offers, but better, through its mobile stores. Enjoy currently operates in the United States, Canada and the United Kingdom. Headquartered in Palo Alto, CA, Enjoy is leading the reinvention of “Commerce at Home.” To learn more about Enjoy, please visit: www.enjoy.com.

Conference Call

The Company will host a conference call today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss its financial results and current business initiatives. The call will be accessible by dialing +1 (844) 200-6205 toll-free in the U.S. and +1 (833) 950-0062 in Canada, or +1 (929) 526-1599 for all other locations, access code 701476. A live audio webcast will also be available at investors.enjoy.com or by clicking this link.

A replay of the conference call will be available until April 6, 2022, by dialing +1 (866) 813-9403 toll-free in the U.S. and +1 (226) 828-7578 in Canada or +44 204 525 0658 for all other locations, access code: 350971. A replay of the webcast will be available on Enjoy’s investor relations website.

Non-GAAP Financial Measures

This letter contains information, such as Adjusted EBITDA, which has not been prepared in accordance with United States generally accepted accounting principles (“GAAP”) and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for or superior to GAAP results. Enjoy’s management believes that Adjusted EBITDA provides relevant and useful information to management and investors to assess its performance to that of prior periods for trend analyses and for budgeting and planning purposes. Adjusted EBITDA is a supplemental measure of Enjoy’s performance that is neither required by nor presented in accordance with GAAP. This measure is limited in its usefulness and should not be considered a substitute for GAAP metrics such as loss from operations, net loss, or any other performance measures derived in accordance with GAAP and may not be comparable to similar measures used by other companies. Adjusted EBITDA is defined as net income

(loss), adjusted for income taxes, interest expense, interest income and other income or expense, unrealized loss on long term convertible debt, depreciation and amortization, stock-based compensation and one time transaction related costs. In addition, Adjusted EBITDA is subject to inherent limitations as it reflects the exercise of judgments by Enjoy’s management about which expense and income are excluded or included in determining this non-GAAP financial measure. In order to compensate for these limitations, Enjoy’s management presents non-GAAP financial measures in connection with GAAP results.

For more information regarding the non-GAAP financial measures discussed in this letter, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Forward-Looking Statements

This letter contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements regarding our future financial and operating performance, including our outlook and guidance, the demand for our products, services and support, the supply chain and inventory levels, our ability to expand into new markets, our ability to invest in our platform for future growth, and our ability to deliver on our long-term strategy. All statements other than statements of historical fact contained in this letter, including statements regarding Enjoy’s future operating results and financial position, business strategy and plans, objectives of management for future operations are forward-looking statements. These statements are based on Enjoy’s current expectations, assumptions, estimates and projections. These statements involve known and unknown risks, uncertainties and other important factors that may cause Enjoy’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current expectations and assumptions regarding Enjoy’s business, the economy and other future conditions.

In some cases, you can identify forward-looking statements by terms such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative of these terms or other similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties, including without limitation, risks related to the impact of the COVID-19 pandemic on our business, our ability to invest in our platform for future growth, our ability to deliver on our long-term strategy, our ability to evaluate future prospects of our strategy for delivering products and services; our ability to grow market share in our existing markets or any new markets we may enter; our ability to maintain and enhance our products and brand and attract consumers, and our ability to maintain existing commercial relationships and successfully enter into new commercial relationships. Many factors could cause actual future events to differ materially from the forward-looking statements in this letter, including, without limitation, those factors described in Enjoy’s filings with the Securities and Exchange Commission.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements speak only as of the date they are made. New risks and uncertainties arise over time, and it is not possible for Enjoy to predict those events or how they may affect Enjoy. If a change to the events and circumstances reflected in Enjoy’s forward-looking statements occurs, Enjoy’s business, financial condition and operating results may vary materially from those expressed in Enjoy’s forward-looking statements. Except as required by applicable law, Enjoy does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

Enjoy Technology, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue	$22,200	$18,105	$80,998	$60,323
Operating expenses:
Cost of revenue	35,861	23,990	112,910	71,872
Operations and technology	27,083	18,631	92,017	65,804
General and administrative	21,537	9,100	57,915	34,274

Total operating expenses	84,481	51,721	262,842	171,950

Loss from operations	(62,281)	(33,616)	(181,844)	(111,627)
Loss on convertible loans	(1,096)	(42,907)	(27,338)	(42,907)
Interest expense	(4,264)	(1,024)	(8,522)	(2,003)
Interest income	1	1	6	276
Other income (expense), net	(3,371)	(688)	(2,993)	(1,426)

Loss before provision for income taxes	(71,011)	(78,234)	(220,691)	(157,687)
Provision for income taxes	(199)	75	(82)	97

Net loss	$(70,812)	$(78,309)	$(220,609)	$(157,784)

Other comprehensive loss, net of tax
Cumulative translation adjustment	161	641	(160)	695

Total comprehensive loss	$(70,651)	$(77,668)	$(220,769)	$(157,089)

Net loss per share, basic and diluted	$(0.68)	$(3.65)	$(4.65)	$(7.40)

Weighted average shares used in computing net loss per share, basic and diluted	103,833,251	21,442,667	47,449,095	21,311,844

Enjoy Technology, Inc.

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$85,836	$58,452
Restricted cash	1,710	5,494
Accounts receivable, net	9,977	4,544
Prepaid expenses and other current assets	4,159	2,774

Total current assets	101,682	71,264
Property and equipment, net	15,945	14,074
Intangible assets, net	867	967
Other assets	6,631	4,905

Total assets	$125,125	$91,210

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK
AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$6,102	$3,222
Accrued expenses and other current liabilities	20,110	17,897
Short-term debt	—	2,105

Total current liabilities	26,212	23,224

Long-term debt, net of discount	—	41,578
Long-term convertible loans, at fair value (related party carrying value of $20.0 million)	—	86,357
Redeemable convertible preferred stock warrant liability	6,577	806

Total liabilities	32,789	151,965

COMMITMENTS AND CONTINGENCIES
REDEEMABLE CONVERTIBLE PREFERRED STOCK	—	353,692
STOCKHOLDERS’ DEFICIT
Common stock	12	1
Additional paid-in capital	734,142	6,601
Accumulated other comprehensive income	724	884
Accumulated deficit	(642,542)	(421,933)

Total stockholders’ deficit	92,336	(414,447)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$125,125	$91,210

Enjoy Technology, Inc.

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Years Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(220,609)	$(157,784)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	4,028	3,138
Loss on asset disposal	201	320
Stock-based compensation	10,558	1,749
Accretion of debt discount	1,025	293
Loss on extinguishment of debt related to derecognition of unamortized debt discount	3,293	—
Inducement expense in connection with the reverse recapitalization	20,000	—
Revaluation of warrants	(17,269)	469
Foreign currency transaction (gain) loss	(134)	687
Revaluation of convertible debt	27,338	42,907
Changes in operating assets and liabilities:
Accounts receivable	(5,440)	8,417
Prepaid expenses and other current assets	(1,382)	(115)
Other assets	(1,524)	(2,850)
Accounts payable	3,249	(136)
Accrued expenses and other current liabilities	2,048	7,563

Net cash used in operating activities	(174,618)	(95,342)

Cash flows from investing activities:
Purchases of property and equipment	(6,403)	(8,012)
Maturities of short-term investments	—	22,510

Net cash (used in) provided by investing activities	(6,403)	14,498

Cash flows from financing activities:
Proceeds from convertible loan	75,200	43,451
Proceeds from issuance of redeemable convertible preferred stock	15,000	—
Proceeds from reverse recapitalization, backstop financing and PIPE financing	171,062	—
Proceeds from exercises of stock options	1,799	333
Repayment of Blue Torch and PPP loans	(48,000)	—
Payment of transaction costs related to the Transactions	(10,413)	—
Payment of deferred financing costs	—	(884)
Proceeds from issuance of Blue Torch loan and warrants	—	35,790
Proceeds from PPP loan	—	10,000
Payment of TriplePoint loan	—	(10,263)

Net cash provided by financing activities	204,648	78,427

Effect of exchange rate on cash, cash equivalents and restricted cash	(27)	349
Net increase (decrease) in cash, cash equivalents and restricted cash	23,600	(2,068)
Cash, cash equivalents and restricted cash, beginning of year	63,946	66,014

Cash, cash equivalents and restricted cash, end of year	$87,546	$63,946

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$4,155	$2,003
Cash paid during the year for income taxes	$18	$97
Supplemental disclosure of non-cash financing activity:
Conversion of redeemable preferred stock to common stock	$368,692	$—
Issuance of common stock related to convertible debt	$152,113	$—
Reclassification of redeemable convertible preferred stock warrant liability to equity	$450	$—
Deferred success fee	$—	$1,000
Property and equipment, net included in accounts payable	$118	$—
Non-cash interest	$4,367	$565
Gain on extinguishment of convertible loan	$36,782	$—
Derivative warrant liabilities recognized upon the closing of the Transactions	$23,491	$—

Enjoy Technology, Inc.

Reconciliation of GAAP To Non-GAAP Financial Measures

(Amounts in thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net loss	$(70,812)	$(78,309)	$(220,609)	$(157,784)
Add back:
Interest expense	4,264	1,024	8,522	2,003
Other (income) expense	3,371	688	2,993	1,426
Provision for income taxes	(199)	75	(82)	97
Depreciation and amortization	1,083	868	4,028	3,138
Stock-based compensation	6,998	409	10,558	1,749
Loss on convertible loans	1,096	42,907	27,338	42,907
Transaction-related costs	—	188	748	188
Deduct:
Interest income	(1)	(1)	(6)	(276)

Adjusted EBITDA	$(54,200)	$(32,151)	$(166,510)	$(106,552)

Contacts

Investors

Heather Davis

Vice President of Investor Relations

heather.davis@enjoy.com

612-308-3222

Media

Abernathy MacGregor

Tom Johnson and Dan Scorpio

tbj@abmac.com / dps@abmac.com

917-747-6990 / 646-899-8118